UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NUMBER 3 TO FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

NORCOR TECHNOLOGIES CORPORATION

(Name of small business issuer in its charter)

 Georgia

 1381

 56-1693387

 (State or other jurisdiction of organization)

 (PrimaryStandard Industrial Classification Code)

 (Tax IdentificationNumber)

 4291 Harbor Ridge DriveGreensboro, North Carolina 27406Telephone:
 (240) 462-3584
 (Address and telephone number of registrant's executive office)

 Mr. Robert Warner
 910 Athens Highway, Suite 197 K Loganville, GA 30052
 (404) 966-2373
 Name, address and telephone number of agent for service)

With copies to:
Abraham Rappaport, ESQ
72 E. McNab Rd, #123
Pompano Beach, FL 33060
PH:954-609-5823

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS THIS OFFERING IF THE
AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL
INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND
NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES
NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE
251(d)(2)(i)(C) OF REGULATION A.FOR GENERAL INFORMATION ON INVESTING, WE
ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Offering Statement becomes qualified.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.
 See definitions of “large accelerated filer,” “accelerated
 filer” and “smaller reporting company” in Rule 12b-2 of the
 Exchange Act. (Check one):

 Large Accelerated Filer

 []

 Accelerated Filer

 []

 Non-accelerated Filer

 []

 Smaller reporting company

 [X]

COMMON SHARES TO BE QUALIFIED

 Title of each class of Securities to be Registered

 Number of Shares to be
 Registered

 Proposed Maximum Offering
 Price pershare

 Proposed maximum aggregate
 offering price (1)

 Amount of
 Registration
 Fee

 Common stock for sale by the Company

 900,000

 $12.00

 $10,800,000

 Common Stock for sale by selling shareholders

 100,000

 $12.00

 $1,200,000

 TOTAL

 1,000,000

 $12.00

 $12,000,000

 (1)

 The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

The registrant hereby amends this offering statement on such date or dates as may be necessary to delay its qualification date until the registrant shall file a further amendment which specifically states that this offering statement shall thereafter become qualified in accordance with Section 8(a) of the
Securities Act of 1933 or until the offering statement shall become qualified on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this Offering Statement is not complete and may be changed. The Selling Securities Holders may not sell these securities until the offering statement is filed with the Securities and Exchange Commission and becomes qualified. This Offering Statement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

NORCOR TECHNOLOGIES CORPORATION

1,000,000 Shares of Common Stock at $12.00 per share

This is the initial public offering of shares of our common stock. We are offering 1,000,000 shares of our common stock at a price of $12.00 per share.
Our common stock is not now listed on any national securities exchange or the
NASDAQ stock market and is not eligible to trade on the OTC Bulletin Board.
While we intend to apply for the quotation of our common stock on the OTC
Bulletin Board or OTC QX upon qualification of the offering statement of which this offering statement forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agree to file on our behalf the necessary documentation with the Financial
Industry Regulatory Authority for such application for quotation to be approved.

In this public offering we, “Norcor Technologies Corporation”
are offering 900,000 shares of our common stock and our selling shareholder is offering 100,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholder. Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive
Officer, and President Mark Clayton. There is uncertainty that we will be able to sell any of the 900,000 shares being offered herein by the Company.
Mr. Clayton will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the
Company will be sold at a fixed price of $12.00 per share for the duration of the Offering. If at any times our shares are quoted on the Over the Counter
Marketplace “OTC” shareholders may sell their own shares at
prevailing market prices or at privately negotiated prices. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute the Company’s business plan.
Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the offering statement or (ii) 365 days from the qualification date of this offering statement unless extended by our
Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the Offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from December 31, 2020 to June 30, 2022.  Moreover, we are an early stage venture with limited operating history. Our auditors have indicated in their opinion on our financial statements as of and for the period from December 31, 2020 to June 30, 2022.  Moreover, we are an early stage venture with limited operating history.
As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment.
Readers are encouraged to reference “Risk Factors” set
forth herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offering circular. Any representation to the contrary is a criminal offense.

The information in this offering statement is not complete and may be changed. This offering statement is included in the offering statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the offering statement becomes qualified. This offering statement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this offering circular is June 30, 2022

4

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
OPERATION…........................................................... 29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS............................................................... 33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS…............................................................. 33

EXCUTIVE COMPENSATION…............................................... 36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS &

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering statement contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”,
“expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”
or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements.
The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things:
the volatility of energy prices, the possibility that markets will not develop for our technology, the Company’s need for and ability to obtain additional financing, and other factors over which we have little or no control.

We undertake no obligation to publicly release the results of any revisions to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the
Securities and Exchange Commission, including subsequent Reports on Form 1-SA and Annual Reports on Form 1-K.

SUMMARY INFORMATION

As used in this offering statement, references to the “Company,” “we,” “our”,
“us” or “Norcor” refer to Norcor Technologies Corporation unless the context otherwise indicated.

You should carefully read all information in the offering statement, including the financial statements and their explanatory notes, under the
Financial Statements prior to making an investment decision.

The registrant was incorporated in the State of Georgia on November 3, 2010.
Our principal executive offices are located at 4291 Harbor Ridge Drive,
Greensboro, NC 27406. Our telephone number is (240) 462-3584. Our Chief
Executive Officer and President is Mr. Mark Clayton.

Norcor Technologies Corporation was originally incorporated in Delaware on
November 30, 1989. The Company later moved to North Carolina and became a
North Carolina corporation on April 22, 1993, and then became a Florida registered corporation on January 3, 2007. Due to the passing of our registered agent in Florida, The Company is now a Georgia corporation with principal business activities focused on solar energy both locally and internationally.
The Company was incorporated in the state of Georgia on November 3, 2010.

Since inception, our Chief Executive Officer has been negotiating joint ventures with other companies such as 510 Nano, a solar company based in
North Carolina and Silicon Valley, California. Also HBC Registered Engineers a
consulting company that operates in the United States, South America, Europe,
Caribbean and Africa. Currently, the Company has located parcels of land in
North Carolina and Jamaica for its proposed Solar Farms.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

This offering statement relates to the sale of a total of 1,000,000 shares of our common stock. Upon the effective date of this offering statement, up to
100,000 shares may be sold by the selling stockholder as set forth under the caption “Selling Securities Holders”. The distribution of the shares by the Selling Securities Holders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the Selling Securities Holders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securities Holders will be borne by the Selling
Securities Holders. The Selling Securities Holders will determine when and how they will sell the common stock offered pursuant to this offering statement.

The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the offering statement or (ii) 365 days from the qualification date of this offering statement, unless extended by our
Board of Directors for an additional 90 days. We may, however, at any time and for any reason, terminate the offering.

There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the qualification of the offering statement of which this offering statement forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory
Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Mark Clayton, our Chief Executive Officer and President, currently owns/
controls a majority of the issued and outstanding common stock of the Company, and will continue to own sufficient common shares to control the operations of the Company after this offering, irrespective of its outcome.

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer
Price Index for All Urban Consumers published by the Bureau of Labor
Statistics, setting the threshold to the nearest 1,000,000) or more.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to a qualified offering statement.

The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal
Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes
Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and
(b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information Because this is only a
financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this offering statement, including the financial statements and their explanatory notes.

NORCOR TECHNOLOGIES CORPORATION

BALANCE SHEET AND

CONSOLIDATED STATEMENTS OF OPERATIONS

Inception on November 29, 2001 to June 30, 2022

(In Thousands)

 BALANCE SHEET

 Total Assets

 $

 28,374.70

 LIABILITIES AND STOCKHOLDERS’ EQUITY

 Accounts Payable

 $50,000

 Total Long-Term Liabilities

 $50,000

 STOCKHOLDERS’ EQUITY

 Common stock: $0.01 par value, 500,000,000 shares authorized
 332,014,375 shares issued and outstanding

  $332,014.37

 Additional paid-in-capital

 ($353,639.67)

 Accumulated Deficit

 Total stockholders’ equity

 Total liabilities and stockholders’ equity

 $28,374.70

 CONSOLIDATED STATEMENTS OF OPERATIONS

 Revenues

 $

 0

 Operating Expenses

 $

 0

 Earnings (Loss)

 $

 0

 Weighted average number of shares of common stock outstanding

 332,014,375

RISK FACTORS

In addition to the other information provided in this offering statement, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

RISKS RELATING TO OUR BUSINESS

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

Our Company was formed as a Georgia corporation on November 3, 2010, and we have no operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

We have a very limited operating history, and our business plan is unproven and may not be successful.

The Company has been conducting operations since 1989 with a focus on the construction and energy industry. However, our current business plan will focus on building solar farms, an area in which we have no operating history. We have not proven that our business model will allow us to generate a profit.

If we do not obtain sufficient supply of solar cells and other components and materials to conduct our business, our revenues and operating results could suffer.

There are a limited number of solar cell suppliers. Our estimate regarding our supply needs may not be correct and our purchase orders may be canceled by our suppliers. If our suppliers cancel our purchase orders or change the volume or pricing associated with these purchase orders, we may be unable to meet existing and future customer demand for our products, which could cause us to lose customers, market share and revenue. Our component and materials suppliers may fail to meet our needs. We manufacture all of our solar power products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we may not be able to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which could contribute to a decrease in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We also depend on a select number of suppliers for certain supplies that we use in our business. If we are unable to continue to purchase components from these limited source suppliers or are unable to identify alternative suppliers, our business and operating results could be materially and adversely affected. In addition our competitors may be able to obtain better pricing.

Our Chief Executive Officer does not have any prior experience conducting a best efforts offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Our CEO, Mr. Mark Clayton, does not have any experience conducting a best-
efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Subsidies provided by foreign governments may impact the supply and price of solar cells and could make it difficult for us to compete effectively.

Several foreign countries, including Germany, Italy, Spain and Portugal, provide manufacturers of solar products with substantial subsidies to encourage their production of clean solar energy. In many instances, these subsidies are greater than the subsidies we are able to obtain in the U.S. for our operations, which increases the ability of solar product manufacturers in these countries to pay more than we can pay for solar cells while still remaining profitable. If worldwide demand for solar cells from companies located in countries with large solar subsidy programs increases, our suppliers may increase the price they charge to purchase solar cells and allocate available supplies of solar cells to manufacturers located in countries with higher solar subsidies than those provided in the U.S. This risk will increase if more countries implement policies to further subsidize solar technologies. These increased costs and supply constraints could materially and adversely affect our results of operations and our ability to compete effectively.

Failure to effectively manage our growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational, and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational, and financial resources.
This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

As polysilicon supply increases, the corresponding increase in the global supply of solar cells and panels may cause substantial downward pressure on the prices of our products, resulting in lower revenues and earnings.

Because of current global financial conditions, the surplus of polysilicon has resulted in a surplus of solar panel inventory. Decreases in polysilicon pricing and increases in solar panel production could each result in substantial downward pressure on the price of solar cells and panels, including our products. Such price reductions could have a negative impact on our revenue and earnings, and materially adversely affect our business and financial condition.

If we do not achieve satisfactory yields or quality in manufacturing our solar modules or if our suppliers furnish us with defective solar cells, our sales could decrease and our relationships with our customers and our reputation may be harmed.

The success of our business depends upon our ability to incorporate high quality and yield solar cells into our products. We test the quality and yield of our solar products and the solar cells that we incorporate into our solar products, and we source our solar cells from manufacturers we believe are reputable. Nonetheless, our solar modules may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to incur significant re-engineering costs, divert the attention of our engineering personnel from product development efforts and significantly affect our customer relations and business reputation. In addition, we may not be able to fulfill our purchase orders if we purchase a large number of defective solar cells. The number of solar cells that we purchase at any time is based upon expected demand for our products and an assumed ratio of defective to non-defective solar cells. If this ratio is greater than expected, we may not have an adequate number of non-
defective solar cells to allow us to fulfill our purchase orders on time. If we do not fulfill orders for our products because we have a shortage of non-
defective solar cells or deliver modules with errors or defects, or if there is a perception that these solar cells or solar modules contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather deterioration in market conditions due to increased competition.

Our industry is highly competitive and fragmented, subject to rapid change and has low barriers to entry. We may in the future compete for potential customers with solar and HVAC systems installers and servicers, electricians, utilities and other providers of solar power equipment or electric power. Some of these competitors may have significantly greater financial, technical, and marketing resources and greater name recognition than we have.

We believe that our ability to compete depends in part on a number of factors outside of our control, including: the ability of our competitors to hire, retain and motivate qualified personnel; the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;
the price at which others offer comparable services and equipment; the extent of our competitors’ responsiveness to customer needs; and installation technology.

Competition in the solar power services industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We generally do not have long-term agreements with our customers and, accordingly, could lose customers without warning.

Our products are generally not sold pursuant to long-term agreements with customers, but instead are sold on a purchase order basis. We typically contract to perform large projects with no assurance of repeat business from the same customers in the future. Although cancellations on our purchase orders to date have been insignificant, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the occurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. This, in addition to the completion and non-repetition of large systems projects, in turn could cause our operating results to fluctuate.

Existing regulations and policies of the electric utility industry and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of our products, which may significantly reduce demand for our products.

The market for electricity generating products is strongly influenced by federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the
U.S., these regulations and policies are being modified and may continue to be modified. Customer purchases of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the demand for our solar power products. For example, without a regulatory-mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to our customers and make our solar power products less desirable. The failure to increase or restructure the net metering caps could adversely affect our business. Currently all grid-tied photovoltaic systems are installed with cooperation by the local utility providers under guidelines created through statewide net metering policies. These policies require local utilities to purchase from end users excess solar electricity for a credit against their utility bills. The amount of solar electricity that the utility is required to purchase is referred to as a net metering cap. If these net metering caps are reached and local utilities are not required to purchase solar power, or if the net metering caps do not increase in the locations where we install our solar product, demand for our products could decrease. The solar industry is currently lobbying to extend these arbitrary net metering caps, and replace them with either notably higher numbers, or with a revised method of calculation that will allow the industry to continue our expansion in a manner consistent with both the industry and state and federal desires. Moreover, we anticipate that our solar power products and our installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, and environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us, our resellers, and our customers and, as a result, could cause a significant reduction in demand for our solar power products.

Our Project requires significant capital investment by the Company.

Our operating Cash Flow will be negatively impacted to the extent we invest in our projects requiring significant capital, and our ability to make distributions or pay dividends may be negatively impacted, especially during our early periods of operation. Distributions or dividends will be made at the sole and unencumbered discretion of the board. We may incur substantial debt from loans we obtain that may be collateralized by some or all of our assets, which will put those assets at risk of forfeiture. If we are unable to pay our debts, principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

Our investments are mainly foreign increasing their exposure to risk.

We intend to make foreign investments, and will be susceptible to risks associated with such investments, including changes in currency exchange rates, foreign taxes, adverse political or economic developments and changes in foreign laws. We are subject to risks associated with the liquidity problems occurring in both the United States and Global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or contract financing.

We may not be able to efficiently integrate the operations of our acquisitions, products or technologies.

From time to time, we may acquire new and complementary technology, assets and companies. We do not know if we will be able to complete any acquisitions or if we will be able to successfully integrate any acquired businesses, operate them profitably or retain key employees. Integrating any other newly acquired business, product or technology could be expensive and time-consuming, disrupt our ongoing business and distract our management. We may face competition for acquisition targets from larger and more established companies with greater financial resources. In addition, in order to finance any acquisitions, we might be forced to obtain equity or debt financing on terms that are not favorable to us and, in the case of equity financing our stockholders interests may be diluted. If we are unable to integrate effectively any newly acquired company, product or technology, our business, financial condition and operating results could suffer.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder Wellesley Clayton and Chief
Executive Officer and President Mark Clayton. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer and President Mark Clayton is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements.
We anticipate that the costs associated with SEC requirements associated with going and staying public are substantial. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act.
For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a
Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-
Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting
Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

RISKS RELATED TO OUR COMMON STOCK

The offering price of $.12.00 per share is arbitrary.

The Offering price of $12.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value. Given this it is possible that investors may suffer dilution in the value of shares purchased herein.

We have no firm commitment for the purchase of any shares

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The
Company may be unable to identify investors to purchase the shares. If by any chance a Broker Dealer, Market Maker or Underwriter sell these shares an over allotment is available within thirty days should it be necessary to stabilize the pricing. All legal means should be taken to utilize the over allotment automatically.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company. As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company. The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin
Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the
NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 332,014,375 shares of our common stock held by existing shareholders that Rule 144 of the Securities Act of 1933 defines as restricted securities.

1,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of
Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-
day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Clayton family, as beneficiaries of the WKFC Trust, owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

The Clayton family, as beneficiaries of the WKFC Trust, beneficially own approximately 92% of all outstanding voting securities. As a result, currently, and after the offering, Mark Clayton, our President and CEO, may possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of
500,000,000 shares of common stock. As of the date of this offering circular the Company had 332,014,375 shares of common stock outstanding. Accordingly, we may issue up to an additional 167,985,625 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law.
Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If
investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. While we intend to seek a quotation on the OTC Bulletin
Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $12.00. The following table sets forth the uses of proceeds assuming the sale of 100%, of the securities offered for sale by the Company.
There is no guarantee that we will receive any proceeds from the offering.

 Assuming 100% of Shares Sold

 Gross Proceeds from this Offering

 $12,000,000

 BUSINESS DEVELOPMENT EXPENSES

 Solar Farm Up-fit

 $11,500,000

 Software and Computer Equipment

 $30,000

 OFFICE & ADMINISTRATIVE EXPENSES

 Officer’s Salaries

 $200,000

 Legal &Accounting

 $95,000

 Consulting Fees

 $120,000

 Office & Administrative

 $55,000

 TOTAL

 $12,000,000

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:
our lack of significant revenues; our growth potential; and the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

If you purchase any of the shares offered by this offering statement, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 31,
2020, our net tangible book value was ($304,514.37) or ($0.001) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 332,014,375, the number of shares of common stock outstanding at June 30, 2022.

The following table sets forth as of June 30, 2022, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering assuming 100% of the offering is sold at the offering price of $12.00 per share.

 100% of Offering Sold

 Offering Price Per share

 $12.00

 Post Offering Net Tangible Book Value

 $11,616,985.63

 Post Offering Net Tangible Book Value Per Share

 $0.0349

 Pre-Offering Net Tangible Book Value Per Share

 $0.0001

 Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder

 $0.0348

 Dilution Per Share for New Shareholders

 ($11.96)

 Percentage Dilution Per Share for New Shareholders

 99.70%

 Capital Contribution by Purchasers of Shares

 $12,000,000

 Capital Contribution by Existing Shares

 $310,000

 % Contribution by Purchasers of Shares

 97.48%

 % Contribution by Existing Shareholder

 2.52%

 # of Shares After Offering Held by Public Investors

 1,000,000

 # of Shares After Offering Held by Existing Investors

 332,014,375

 Total Shares Issued and Outstanding

 333,014,375

 % of Shares - Purchasers Hold After Offering

 .003%

 % of Shares - Existing Shareholders After Offering

 99.9%

Assuming the Issuer sells the entire offering of 1,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June  30, 2022 would have been $11,616,985.63 or $0.0349 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.0348 per share to our existing stockholder and an immediate increase in the as adjusted net tangible book value of approximately $11.96 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

SELLING SECURITIES HOLDERS

The shares being offered for resale by the Selling Securities Holders consist of the 100,000 shares of our common stock held by 1 shareholder, WKFC Trust, which is controlled by Mark Clayton, the Company’s President & CEO.

PLAN OF DISTRIBUTION

This offering statement relates to the sale of 1,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This offering statement permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Mr. Mark Clayton, an officer and director of the registrant. Mr. Clayton will be relying on the safe harbor in
Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Clayton. Mr.
Clayton is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Clayton primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.
Mr. Clayton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the
Securities Exchange Act of 1934.

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the offering statement or (ii) 365 days from the effective date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this offering statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.
NASDAQ has no business relationship with issuers of securities quoted on the
OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-
listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on
NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and
Bylaws have been filed as exhibits to the offering statement of which this offering statement is a part.

Common Stock (Change below)

We are authorized to issue 500,000,000 shares of common stock with $.01 par value per share. As of the date of this offering statement, there were
332,014,375 shares of common stock issued and outstanding held by seventy-nine
(79) shareholders.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.
Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

See Foot note 3 of Financials.

Transfer Agent

The Company’s transfer agent is Transfer Online SOLO, LLC.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering statement as having prepared or certified any part of this offering statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Abraham Rappaport of Pompano Beach, Florida, as independent legal counsel, has provided an opinion and consent on the validity of the Company’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Offering statement have been audited by Daniel Greene, CPA, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the
Offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

BUSINESS OF THE COMPANY

Background

The Company was originally incorporated in Delaware on November 30, 1989. The
Company later moved to North Carolina and became a North Carolina Corporation on April 22, 1993, and then became a Florida registered corporation on January
3, 2007. Due to the passing of our registered agent in Florida, the Company was incorporated in the state of Georgia on November 3, 2010 when our principal business activities were focused on the construction and energy business until
2012.

Initially, the Company concentrated on the Supply of HVAC equipment and controls devices, and developed relationships with large manufacturers such as
Trane, Marley Cooling Technology, McQuay International, Carrier and Johnson
Controls Inc. Norcor, working with Johnson Controls Inc., participated in the
Department of Defense Mentor-Protégé Program for approximately four years, supplying HVAC Equipment and controls for various projects.

Business of Issuer

In 2012, the Company’s Board of Directors decided to transition the
Company into developing Solar Energy as the primary business of the Company. We will be concentrating on developing Solar Farms in North Carolina, Jamaica, the
Caribbean and Africa. Based on this decision the Company is undertaking this public offering to raise funds for the future development of the company.

The Company is looking to capitalize on opportunities in industrial markets where management feels the company has advantages over competitors. Those areas are the following but not limited to:

  Solar Farm and other alternative energy technology development

  HVAC re-selling and installation

  Bidding on government contracts especially in Natural Gas and Distillates in which we have tremendous

The Company is presently looking forward to enter into power purchase agreements with large regional power providers such as Duke Power and the like.

We are also exploring the feasibility of solar farm and other alternative energy platforms such as Hydrogen Fuel Technology not only in North Carolina but also in the Caribbean.

The Company’s research team is looking to develop next generation solar panels that will (if successfully completed) be able to generate additional auxiliary power through the utilization of heat and other proprietary processes used to power turbines.

The Company remains heavily involved in commercial HVAC re-selling and installation. Management will be aggressively bidding on providing the HVAC components for commercial construction projects primarily in the south eastern
United States.

The Company has seen past success in this area and will be looking to build on this success going forward.

In response to the COVID 19 pandemic the Company will also be looking to provide the installation and maintenance services to distributors and manufacturers of decontamination entry portals now coming on to the marketplace.

The majority of these entry portals have some sort of built-in antiseptic dispensing system that requires installation and ongoing maintenance. The
Company is positioning itself to capture much of this new business from these decontamination chamber providers as they come on line.

We are currently certified to bid on government agency contracts under a designated set aside program. The Company will be initially focusing on various defense, personal protection equipment, and infrastructure/public works contracts.

Management will evaluate and bid on these government agency contracts based on the Company's ability to fulfill delivery requirements, the profitability, and the capital needs associated with the completion of these contracts.

There are two significant and material assets to be further developed at a later time as management sees fit.

  The Company currently owns (5%) five percent of Rising Star Mines located in the South French Creek area of Management is currently evaluating the findings contained in geophysical studies and other relevant market factors in order to determine the feasible approach and timing to the monetizing of the value contained within this asset.

Management is currently planning to have a re-valuation and formatting of the geological report to conform with current Canada National Instrument 43-101 or
SEC S-K 1300 procedure whichever is deemed feasible going forward.

Once this reformatted and re-valuation report is complete and properly reviewed by regulatory examiners it will then be made part of the main body of the company balance sheet. At that time Norcor management, with board approval, will adjust the company's total asset values, the number and or par value of the preferred shares used to complete the transaction, the paid in additional capital allocated in favor of the common shareholders all in  proportion to any value changes that come as a result of the revaluation and  conforming with the bankable format requirement.  (See Foot note 3 in balance sheet)

  The Company currently owns the Personal Information Carrier (PIC) technology.
The PIC technology is a mobile personal information storage device that can be accessed in various There is a multitude of commercial markets the PIC technology can be readily deployed by the company. Management is now exploring the most profitable route to unlocking the value of the PIC technology.

Solar Farm Projects

The Solar projects include the construction of several Solar Farms in the
United States and the Caribbean and a ten Mega Watts Geothermal Plant in Kenya,
Africa. These projects will feed into the grid of the existing Utility
Companies. In some cases we will go directly to homes especially in rural and remote areas where there are no electricity.

The Company plans to enter into a joint venture with 510 Nano, a North Carolina based developer of renewable energy projects and technologies, with the purpose of developing several solar farms in North Carolina. The farms that will be developed through this joint venture will be in the 1.5 Megawatt to 2.5
Megawatt range.

The Company has already secured locations for these farms, with land parcels totaling 32 acres. The parcels will be leased for 25 years with five-year extensions upon mutual agreement. The Company has contacted PWC-Fayetteville,
NC and Duke Power to supply energy to their service areas. The company is looking forward to enter purchase agreement that will produce $720,000 to
$1,080,000 of income per year.

The Company also plans to construct solar farms in Jamaica. The first solar farm constructed will be 10 to 15 Megawatts, and may be built in conjunction with Windstream Technologies, a designer of affordable and renewable energy technologies based in the U.S. and South Asia. The farm will be located in the parish of Trelawny, Jamaica, with a small parcel of land already on option. The
Company plans to secure a 20 year power purchase agreement with the Jamaican power company “JPS”.

The Company is also considering several mergers with companies in the solar business and other complementary technologies.

The Company is an “emerging growth company,” as defined in the
Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of–

  the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer
Price Index for All Urban Consumers published by the Bureau of Labor
Statistics, setting the threshold to the nearest 1,000,000) or more;

  the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective offering statement under this title;

  the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or ‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of
Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Employees

As of December 31, 2020, we have 3 employees, including management.

Mr. Clayton will work on a full time basis once the Company has enough revenue to sustain his full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Description of Property

The Company’s mailing address is 4291 Harbor Ridge Dr Greensboro, NC
27406. The Company rents office space. The Company’s phone number is (
240) 462-3584. The Company’s website is www.nortech.com.

Board Committees

The Company has not yet implemented any board committees as of the date of this
Offering circular.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. None of the
Company’s officers and directors has been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the
Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial
Statements included in this offering circular.

Plan of Operation

The Company has been engaged in the Construction business providing HVAC
Equipment and Control Devices since 1989. This business developed as a consequence of the Company’s relationship with Johnson Controls Inc., through its Department of Defense Mentor-Protégé program. During this period Johnson Controls Inc. worked closely with the Company in supplying controls devices for many contracts in the private sector, Federal, State and
Local Governments. The Company in the process of diminishing this department as
Company moves forward in developing its solar division.

The Company’s business is now also focused on the following:

  Solar Patented Technology

  Personal Information Technology to be patented

  Patented Oil and Gas Technology

Liquidity and Capital Resources

At March 31, 2022 we had $28,374.70 in current assets compared to $28,374.70 at December 31, 2021. Long-term liabilities at June 30, 2022 totaled $50,000.00 compared to $50,000 at December 31, 2021.

At June 30, 2022, we had $28,374.70 in cash and marketable securities. The
Company is dependent on the offering proceeds to meet its liquidity needs for the next 12 months.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $2,000,000.
We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this offering circular. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations, specifically, developing our web infrastructure. We must raise cash to implement our strategy to grow and expand per our business plan.

We are highly dependent upon the success of this offering, as described herein.
Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available because we are beginning a new business focus with no prior operations in that area, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the
Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The
Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Results of Operations

We generated $87,490.00 revenue for the year ended December 31, 2021 and for the year ended December 31, 2020 we did not generate any revenues. For the
period ended December 31, 2021 our expenses were $1,750.00 compared to $0   in
2020. As a result, we have reported a net income of $874.70 for the year ended
December 31, 2021.

Going Concern

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2021, the Company has a net income from operations of $874.70 and has a working capital deficit of $21,626.00. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2022.

The Company is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on Mr. Bauman’s historical industry experience and not the company’
s historical experience.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements

Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition

The Company recognizes revenue when it is earned.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted
– average number of common shares outstanding for the period, without consideration for common stock equivalents.

Employees

We have three employees: Mark Clayton, Robert Warner and Marquis Bey. We have no employment agreements with any of our management. Mr. Clayton will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Clayton will work on a fulltime basis once the company has enough revenue to sustain their full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the qualification date of the offering statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange
Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange
Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference
Section of the Securities and Exchange Commission at 100 F. Street N.E.,
Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
In addition, the Commission maintains a World Wide Website on the Internet at
http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the
Securities and Exchange Commission.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this offering circular, there is a public market in our common stock on the OTC Pink Sheets. This offering circular is a step toward creating a public market for our common stock on the OTC Bulletin Board which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop. The Company and its management make no representation about the present or future value of its common stock.

As of the date of this offering circular, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Offering statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 332,014,375 shares of common stock issued and outstanding.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

 NAME

 AGE

 POSITION

 Wellesley Clayton

 80

 Founder and Consultant

 Mark Clayton

 49

 CEO, President

 Marquis Bey

 47

 Secretary & Treasurer

 Robert Warner

 55

 Vice President

 Hugh Roberts

 54

 Director

 Mike Francis

 70

 Director

 Dr. Henry Crichlow

 65

 Director

Wellesley Clayton, Founder and Consultant

Mr. Wellesley Clayton is a graduate of the University of Southern California,
Los Angeles, with a BA degree in International Relations and Graduate work in
International Public Administration. Additionally, Mr. Clayton successfully completed the Executive Management Certificate Program at Howard University and
Tuft School of Business.

Mr. Clayton worked for the Jamaican Foreign Service after leaving the
University of Southern California. Subsequently returning to the United States a short time later, Mr. Clayton found work in the Financial Services business as a Financial Representative, later entered the Oil business drilling and operating wells for many years, opened a retail computer store, and finally, launched Norcor Technologies Corporation in 1989.

Wellesley Clayton is an Oil and Gas professional with experience in the drilling and operating of Oil and Gas wells in Oklahoma and Kansas in the early eighties, and will use his experience and knowledge of the industry to provide valuable guidance to the Company in his role as a consultant.

Mr. Wellesley Clayton filed for Chapter 11 bankruptcy on April 17, 2015. The bankruptcy was later converted to a Chapter 7 on July 24, 2015 and later dismissed.

Mark Clayton, CEO, President

Mark Clayton is the son of Founder Wellesley Clayton. He is a graduate of
Livingstone College in Salisbury, NC. He has a Bachelor degree in Political
Science and a minor in Psychology. Mr. Clayton has worked with his father right out of College in the Company’s HVAC division. He learned the bidding process and how to be very competitive in the market arena and also managed off site projects. Mr. Clayton has always been a consultant for the Company throughout the years and also while he has been in the automotive industry for
Toyota, Honda, and Chrysler for over 13 years. Mr. Clayton has in the last several years taken over the role as President and CEO for the Company, handling the day to day operations. He is very excited to see the Energy and
Technology Division Develop, with its ultimate goal is to reduce the poverty level in Jamaica and the Caribbean by bringing alternative energy to the region. His knowledge of the Company and his operations experience will allow him to provide strong leadership and strategic advice to the Company with respect to its growth, operations and development.

Mr. Marquis Bey, Secretary and Treasurer

Marquis Bey is Secretary and Treasurer of the Company. He attended Livingstone
College and NC State A&T University. Marquis holds a B.S in Business
Management and a Renewable Energy Certificate from Solar Energy International.
Marquis has years of experience in the financial and solar industry and was recently named Director of the Training Division of Solmon and Roth. He has
extensive years of experience leading large organizations. His responsibilities in the past included a budget of $15 million over seeing 140 employees managing
700,000 clients. Marquis corporate experiences include management positions at
American Express Card Services, Sears Holdings, and the United States Marine
Corp. Among the reasons for his appointment as a director, Mr. Bey’s financial, business, and operational experience, as well as the experience that he has accumulated through his activities as a manager, will add strategic vision to the board of directors.

Mr. Robert Warner, Vice President

Mr. Warner has an Associates Degree in Science Electrical Engineering from New
York Technical College, Brooklyn NY and a Bachelors Degree in Computer Science
and Mathematics from Mount St. Mary College in Newburgh, NY. Mr. Warner has over 11 years’ experience as a Technical Account Manager in the
Telecommunications, Financial, Retail, and Energy Sectors. He also has
Developed Software Applications in improve customer service for companies like
GE, ALLTEL, Blue Cross Blue Shield, American Cancer Society, and AT&T. He
has successfully managed over 200 employees in various organizational positions/roles Mr. Warner’s management and leadership experience, specifically in the energy sector, will allow him to contribute to the strategic guidance and leadership of the Company.

Mr. Hugh Roberts, Director

Hugh Roberts is a Director and a graduate of North Carolina State University with a BS in Aerospace Engineering. He has managed the day-to-day operations of the Washington, DC office for Allen Bates Technologies for over 10 years now.
He oversees the hiring and coaching of all employees within the division.
Oversee the sales, marketing, professional services, research and development and support department in the Washington, DC office. Train sales representative and sales engineers on the Allen Bates sales approach and product demonstration using Allen Bates’ products in the customer’s environment or via
Webcast. Accomplishments include closing the International Brotherhood of
Electrical Workers (IBEW) and International Union of Bricklayers and Allied
Craft workers (IUBAC) professional services contract for $4.5M over 5 years for their Electronic Reciprocal Transfer System (ERTS) and Electronic Employer
Payroll Reporting (eREMIT).

Mr. Robert’s background in technology and his operations and management experience will allow him to provide guidance to the Company as a Director.

Mr. Michael D. Francis, Director

Forty-four years of data processing expertise. IBM career of 42 years includes positions as Application Programmer, Systems Engineer, Systems Engineering
Manager, Marketing Programs Developer, Product Developer, Project Manager,
Marketing Manager, Channels Account Manager, eBusiness Solutions Specialist,
Complex Opportunity Business Manager, DoD Program Manager, CRITSIT Manager and
Linux Cluster Special Bid Program Manager. Most notable skills include
Marketing and Technical Support Plan development, Account Management, Technical
Comprehension, Deal Negotiation, Issue Resolution, IBM Channels Programs
Execution and Internet Solutions Development.

Linux Cluster HPC Product/Customer Satisfaction Manager 2001-2013

Responsible for planning/announcement of IBM Intel based Linux Cluster product,
IBM series e1350. Customer Satisfaction: responsible for assembling IBM and OEM technical resources, on a world-wide basis, for the development and execution of Action Plans to resolve critical IBM eServer Linux Cluster customer satisfaction issues. The assignment evolved to being responsible for management of Special Bid Process involving review/approval of non-standard IBM Linux
Cluster component inclusions (testing, procurement, service and support).

Program Manager, DoD Major Shared Resource Centers - 2000-2001

Responsible for project management of IBM’s DoD MSRC high performance computing contract execution. This includes classified/unclassified system installation and post installation support.

Dr. Henry B. Crichlow, Director

Dr. Henry Crichlow is a Registered Professional Engineer. Professional
registrations include OK9920, 2249PE. Dr. Crichlow has been employed by major oil companies such as Mobil and Texaco as an engineer and also performed consultant engineering analyses for major oil conglomerates, worldwide institutions including Mobil, Texaco, Kerr Mcgee, Union, the World Bank and the
FDIC (USA). He has advised some of the largest international oil companies like
Pemex, Kuwait Oil, YPFB, and PetroPeru in multibillion dollar projects. Dr.
Crichlow was the head of the petroleum, natural gas and geological engineering departments at the University of Oklahoma and the Halliburton Distinguished
Professor of Engineering. He is principal of HBC Registered Engineers, a consulting company that operates in the United States, South America, Eastern
Europe, and Africa. He holds several patents and publications in engineering, energy, safety, nuclear engineering and the Internet. He is an engineer with a
PhD from Stanford University, a Master of Science D from the University of
Oklahoma, and Bachelor of Science Degree from Colorado School of Mines, all in petroleum engineering. Dr. Crichlow’s engineering experience will allow him to provide guidance to the Company as a Director.

Code of Ethics Policy

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Norcor Technologies Corporation,
Attn: Chief Financial Officer, 4291 Harbor Ridge Dr. Greensboro, NC 27406

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

EXECUTIVE COMPENSATION

Compensation Policy

Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option

Because we are still in the early stages of formation and development, our directors and officers have not received any stock options.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of the date of this Offering circular.

Compensation of Directors

Because we are still in the development stage, our director is not receiving any compensation other than reimbursement for expenses incurred during his duties.

Employment Contracts; Termination of Employment and Change-in-Control
Arrangements

We do not have employment agreements with any of our employees; however, intend to enter into employment agreements with Mr. Clayton and other members of management as the business grows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this offering circular, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner"
of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.
Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The mailing address of the shareholders is 4291 Harbor Ridge Dr Greensboro, NC 27406

 NAME

 NUMBER OF SHARES OF COMMON STOCK

 PERCENTAGE

 WKFC Trust (1)

 323,896,375

 98%

 Wellesley Clayton

 1,000,000

 .003%

 Mark Clayton

 500,000

 .0015%

 Marquis Bey

 500,000

 .0015%

 Robert Warner

 300,000

 -

 Hugh Roberts Sr.

 210,000

 -

 Mike Francis

 12,500

 -

 Dr. Henry Crichlow

 0

 -

 -

 All executive officers, directors, and beneficial owners as a group [10]

 326,418,875

 98.31%

(1) Mark Clayton has voting and dispositive power over the shares held by the WKFC Trust. The Clayton family is the beneficiary of the WKFC Trust.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 332,014,375 shares of common stock outstanding as of
June 30, 2022.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley
Act of 2002. A related person is an executive officer, director or more than 5%
stockholder of Norcor Technologies Corporation, including any immediate family members, and any entity owned or controlled by such persons.

During 2006, we issued a total of 68,306,775 shares to our officers, directors and related persons. The issuance of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its officers and directors. The shares were issued at $0.20 per share.

Director Independence

Our Board of Directors has adopted the definition of “independence”
as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301,
Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and
NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Georgia law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II: INFORMATION NOT REQUIRED IN OFFERING CIRCULAR
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

 Legal and Accounting

 $25000

 SEC Electronic Filing

 $900

 Printing

 $3000

 Transfer Agent

 $5000

 Total

 $33900

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the Bylaws of our Company provide that our
Company will indemnify, to the fullest extent permitted by the Georgia Revised
Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Georgia law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non- monetary relief will remain available under Georgia law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Georgia law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have not issued any securities.

ITEM 16. INDEX OF EXHIBITS

 Exhibit No.

 Description

 3.1

 Articles of Incorporation filed on November 3, 2010

 3.2

 By-laws adopted on November 3,2010

 5.1

 Opinion re: legality and consent of Abraham Rappaport, Esq.

 23.1

 Consent of Daniel Greene, CPA

 23.2

 Consent of Abraham Rappaport (see exhibit 5.1)

 99.1

 Subscription Agreement

Norcor Technologies Corporation
(A Development Stage Company)

Financial Statements
June 30, 2022

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm ..........1

Balance Sheet – As of June 30, 2022 ..........................2

Statement of Operations –

For the Period from December 31, 2020 to December 31,2021  .......3

Statement of Changes in Stockholders’ Equity –

For the Period from December 31, 2020 to December 31, 2021 ......3

Statement of Cash Flows –

For the Period from December 31, 2020 to December 31,2021  .......4

Notes to Financial Statements ....................................5

Greene Financial Services, Inc.

Public Accountant

Independent

Accountants' Report

Board of Directors
Norcor Technologies Corporation

We have audited the accompanying statements of financial position of Norcor
Technologies Corporation as of June 30, 2022 and December 31, 2021, and the
related statements of operations and cash flows for the years then ended.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. No audit of Internal Controls were performed. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30,
2022 and December 31, 2021, and the results of operations and its cash flows for years ended June 30, 2022 and December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

/s/ Daniel Greene

Charlotte, North Carolina
Date: June 30, 2022

851 Fannhurst Dr, Unit H, Charlotte, North Carolina 28217

NORCOR TECHNOLOGIES CORPORATION BALANCE SHEET

AS OF

 June 30, 2022

 Dec 31, 2021

 ASSET

 Current assets

 Cash and cash equivalents

 $ 28,374.70

 $ 28,374.70

 Total Current Assets

 $ 28,374.70

 $ 28,374.70

 LONG TERM ASSETS

 $ 00.00

 $ 00.00

 TOTAL ASSETS

 $ 28,374.70

 $ 28,374.70

 LIABILITIES & STOCKHOLDER'S DEFICIT

 Current liabilities

 Account Payable & Accrued Expenses

 $ 00.00

 $ 00.00

 Total Long-Term liabilities

 $ 50,000

 $ 50,000

 Total liabilities

 $ 50,000

 $ 50,000

 Stockholder's Deficit

 Common Stock, $0.001 par value per share 500,000,000
   Shares Authorized 332,014,375 and 332,014,375
   Issued and Outstanding Respectively At December 31, 2020 and
   2019, respectively

 $ 332,014.37

 $ 332,014.37

 Additional Paid in capital

 ($ 353,639.67)

 ($ 353,639.67)

 Total liabilities and net assets

 $ 28,374.70

 $ 28,374.70

NORCOR TECHNOLOGIES CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

 March 31, 2022

 December 31, 2021

 REVENUE:

 $ 0

 $ 87,490.00

 Total revenue

 $ 0

 $ 87,490.00

 OPERATING EXPENSES:

 Cost of Goods Sold

 $ 0

 $ 84,865.30

 General & Administrative

 $ 0

 $ 1,750.00

 Total Expense

 $ 0

 $ 86,615.30

 NET OPERATING INCOME:

$ 0
$ 874.70

 NET INCOME:

 $ 0

 $ 874.70

NORCOR TECHNOLOGIES CORPORATION
STATEMENT OF CASHFLOWS

 June  30, 2022

 December 31, 2021

 CASH FLOWS FROM OPERATING ACTIVITIES

 Net (Income)

 $ 0

 $ 874.70

 Changes in operating assets and liabilities

 Accrued expenses

 Net cash flows used by operating activities

 $ 0

 $ 0

 Cash Flows From Financing Activities

 Net proceeds/Payment of advance from shareholders

 $ 0

 $ 0

 Net Cash Flows from Financing Activities

 $ 0

 $ 0

 Net Change in Cash

$ 0
$ 874.70

 CASH AND CASH EQUIVALENTS - Beginning

 $ 28,374.70

 $ 27,500

 CASH AND CASH EQUIVALENTS - Ending

 $ 28,374.70

 $ 28,374.70

Norcor Technologies Corporation
Notes to Financial Statements

Note l. Organization History and Business

Norcor Technologies Corporation ("the Company") was incorporated in Georgia on
November 3, 2010. The company was established for the purpose of supplying HVAC and Controls equipment to large construction complexes in addition to developing solar farms in Jamaica, the Caribbean and the United States.

Note 2. Summary of Significant Accounting Policies for Geological Claims

Revenue Recognition
Revenues are earned and are recognized in accordance with FASS ASC Topic 605
Revenue Recognition and Concepts Statement 5, Recognition and Measurement in
Financial Statements of Business Enterprises, paragraph 83(b) states that
"an entity's revenue earning activities involve delivering or producing goods, rendering services, or other  activities that constitute its  ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues".

Note 3. Geological Claims and Summary of Significant Accounting Policies

On July 23, 2017, the purchase of 5% of Rising Star Mine in exchange of
Preferred stock holdings in Norcor Technologies Corporation.
A Deed of Trust was created for the 5% and registered at the Mecklenburg
County, North Carolina Deeds Office. Parties Involved: were Wellesley K.
Clayton representing Norcor Technologies Corporation, David Viderman representing Infinite Boundaries Inc. and Rising Star Mines. Due to the nature of this Asset, owners of the mine retained ATL Lab to re-construct and summarize the 10 previous assays and 5 geologist reports. ATL Lab is a well-qualified lab in good standing located in Pennsylvania, USA. For this reason Norcor management accepted the findings contained within the ATL report.

The highest value of the Mines at that time was based on $4.2 Trillion dollars.

However, the report prepared by the ATL Lab did not reflect any mining or processing cost that would normally be incurred during actual extraction, moreover the $4.2 trillion valuation exceeds the combined market capitalization of Barrick Gold Corporation and Newmont Corporation which are the largest gold mining companies in the world.

As a result of the this unusually large figure along with the potential processing and mining cost associated with extraction, all parties involved in the transaction agreed to discount the ATL Lab valuation by 50%. Once this 50%
discount was applied it translated Norcor's 5% ownership position to a
$105 billion dollar valuation for the purposes of this transaction.

A further consideration was the potential illiquidity and lack of marketability of Norcor's 5% ownership position in the Rising Star Mine. In the eyes of
Norcor Management these two factors could potentially place an expense of the company's common shareholders with respect to liquifying or monetizing the value of company's 5% ownership position. For these reasons Norcor's management settled with the mine owners for a price of 500 million preferred Norcor shares at par value of $190.00 per share. This equated to a price of $95.00 billion dollars, leaving approximately $10.00 billion of the estimated $105 billion in value to be allocated in favor of the company's paid in additional capital account.

Once Rising Star Mine transaction was complete the company (based on the highest estimates provided) had booked in total liabilities and net assets of
$105,000,027,500.00. This figure was composed of 332,320,144 common shares with a par value of $0.001 per share, 500 million preferred shares with a
$190.00 par value, $9,996,707,356 in paid in additional capital, and $50,000 in payables.

Prior to the transaction, in order to establish a price justification, Norcor management was permitted to evaluate the 43-101 report which showed the valuation of six separate Geologists and the Revaluation prepared by ALT LAB.
The 43-101 report provided by the property owners indicated in 1994 approximately 72 holes were Core Drilled to an average depth of 60 feet
(18.28 meters) with one hole being drilled to 600'. Metal samples are consistent through all depths.

Random samples of the Core Drilling were assayed by several different assayers resulting in ounces per ton averages of: 18.26 Gold (AU), 15.74 Silver (AG),
316.61 Platinum (PT),155.58 Rhodium (RH), 39.46 Palladium (PD), 86.06 Iridium
(IR), 82.18 Osmium (OS), 5.71 Ruthenium (RU).

The latest assays were conducted using spectrometry/interferometry and atomic absorption techniques. Gold and Platinum assayed out at over 200 ounces per ton this way. Plasma recovery needs to be used to refine the ore to achieve the highest recoverable yield rate.

However once this report was submitted to SEC examiners for review as part of this offering the company was informed that the 43-101 report provided did not conform to the current the SEC S-K 1300 bankable format. For this reason, at this time the Rising Star Mine geological asset along with the value, the common and preferred shares issued in connection with the transaction, and the paid in additional capital value are only to be disclosed in the foot notes of this balance sheet report.

Management is currently planning to have a re-valuation and formatting of the geological report to conform with current Canada National Instrument 43-101 or
SEC S-K 1300 procedure whichever is deemed feasible going forward.

Once this reformatted and re-valuation report is complete and properly reviewed by regulatory examiners it will then be made part of the main body of the company balance sheet. At that time Norcor management, with board approval, will adjust the company's total asset values, the number and or par value of the preferred shares used to complete the transaction, the paid in additional capital allocated in favor of the common shareholders all in  proportion to any value changes that come as a result of the revaluation and  conforming with the bankable format requirement.

This reformatting and revaluation process can include all but not be limited to having a geological survey team revisit the site to gather additional samples, delivering all prior reports and assays to an outside lab of equal or superior qualifications of ALT Labs of Pennsylvania, and or having an outside consulting team of geological experts to re-calculate valuations based on current market prices and up to date currently recognized methodologies of analysis.

Norcor's plan is to establish a sustainable energy approach using Solar energy along with fuel cell technology to produce hydrogen for our Plasma ore refinery and Vehicles used for excavation and movement of our mineral ore whenever management considers feasible. As to consideration of the Geological Claims in respect to ASC 350-30-35, there are no intangible assets involved and as to
ASC 360-10-35, these claims will be treated as long-term assets. Therefore, once reformatted and properly examined the valuation will not be impaired based on the reduction in price which is tremendously less than market value.

UNDERTAKINGS

The registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this offering statement to:

 (i) Include any offering circular required by Section 10(a)(3) of the Securities
Act;

 (ii) Reflect in the offering circular any facts or events which, individually or together, represent a fundamental change in the information in the offering statement;

(iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the offering statement or any material change to such information in the offering statement.

For determining liability under the Securities Act, to treat each post-
effective amendment as a new offering statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of offering circular filed as part of this offering statement in reliance upon Rule 430A and contained in a form of offering circular filed by the registrant under Rule 424(b)(1), or (4) or 497
(h) under the Securities Act as part of this offering statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-
effective amendment that contains a form of offering circular as a new offering statement for the securities offered in the offering statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities
Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this offering statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (iv) Any preliminary offering statement or offering statement of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (v) Any free writing offering statement relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi) The portion of any other free writing offering statement relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (vii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form 1-A and authorized this Offering
Statement to be signed on its behalf by the undersigned, in the City of
Greensboro, State of North Carolina on April 30, 2021.

Norcor Technologies Corporation, Inc.
By: /s/ Mark Clayton
Mark Clayton, President & CEO

In accordance with the requirements of the Securities Act of 1933, this offering statement was signed by the following person in the capacities stated
on April 30, 2021:

Signature         Title

/s/ Mark Clayton President & CEO
Mark Clayton